                                                                    EXHIBIT 10.5



                         FIRST STATE SAVINGS BANK, SSB
                           DEFERRED COMPENSATION PLAN

     The Board of Directors of First State Savings Bank, SSB has adopted this Deferred Compensation Plan, effective September 24, 1997, to recognize the contributions of the Board of Directors and certain Executive Officers to the growth, success, and profitability of the Bank and to encourage the continued contributions of its Directors and Executive Officers to the Bank's long-term financial success through a performance-based deferred compensation plan.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Bank in the name of the Participant.

     "Administrator" shall mean any officer or Director of the Bank whom the Board authorizes to administer the Plan.

     "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Bank, as the terms are defined in Section 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended.

     "Bank" shall mean First State Savings Bank, SSB, and any successor to its interest.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Articles II and III, and in the event of no such designation, the Participant's estate. A Participant's election of a Beneficiary shall be made on the Distribution Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to, and acceptance by, an executive officer of the Bank and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of delivery of the Participant's election, the executive officer provides the Participant with a written notice detailing the reasons for its rejection.

     "Benefits" shall mean any and all benefits that are or may become payable under Article III of the Plan.

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean any of the following events:

     (a) When the Bank is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if: (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were Directors of the Bank before such transaction cease to constitute a majority of the Board of Directors of the Bank or any successor to the Bank, (ii) the Bank transfers substantially all of its assets to another corporation which is not an Affiliate of the Bank, (iii) the Bank sells substantially all of the assets of an Affiliate which accounted for 50% or more of the controlled group's assets immediately prior to such sale,
(iv) any "person" including a "group", exclusive of the Board of Directors of the Bank or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's members, or (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

     (b) If the Bank shall be in the "stock" form of organization, a "Change in Control" shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank or the Company thereof, (ii) the acquisition of the ability to control the election of a majority of the Bank's or the Company's Directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Bank or of the Company (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to
                                                                ---
occur solely by reason of a transaction in which the Bank converts to the stock form of organization, or creates an independent holding company in connection therewith. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Company" shall mean any holding company that becomes the sole owner of the Bank.

     "Common Stock" shall mean the common stock of the Bank, or of the Company if it is the sole owner of the Bank's common stock.

     "Deferral Election Form" shall mean the form attached as Exhibit "A."

     "Director" shall mean a member of the Board.

     "Distribution Election Form" shall mean the form attached hereto as Exhibit "B."

     "Effective Date" shall mean the date on which the Plan first becomes effective, as referenced in the opening paragraph of this document.

     "Employee" shall mean any person who is employed by the Bank.

     "Executive Officers" shall mean James McGill, A. Christine Baker, Fairfax Reynolds, and any other officer of the Bank or an Affiliate that the Board selects for Plan participation.

     "Investment Election Form" shall mean the form attached as Exhibit "C."

     "Participant" shall mean an individual who serves as a Director of the Bank on or after the Effective Date, provided, that an Employee shall be eligible for Plan participation only if the Employee is a member of a select group of the Bank's or the Company's management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Plan" shall mean this First State Savings Bank, SSB Deferred Compensation Plan.

     "Plan Year" shall mean the Bank's fiscal year.

     "Trust" shall mean the trust created under the Trust Agreement.

     "Trust Agreement" shall mean the agreement entered into between the Bank and the Trustee, pursuant to the terms hereof.

     "Trustee" shall mean the person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

                                   ARTICLE II
                              CREDITS TO ACCOUNTS
                              -------------------

     On the Effective Date. Each Participant who is a non-Employee Director or Executive Officer on the Effective Date shall have his or her Account credited with the following amounts:

     Participant                                  Initial Credit
     -----------                                  --------------
     Barnwell, Jr.                                $   79,152
     Bean                                         $   70,672
     Keziah                                       $   90,460
     McClure                                      $   62,819
     Quakenbush                                   $   70,672

     Shirley                                      $   79,152
     Stadler                                      $   70,672
     -------------------------------------------------------
     McGill                                       $  737,749
     Baker                                        $  277,098
     Reynolds                                     $  270,126

     After the Effective Date. The Bank shall make the "Post-1997 Annual Credits" listed below on each September 30 following 1997 with respect to each Participant who is either a non-Employee Director or an Executive Officer on
                   ------                         --
such date, provided that no more than 12 years of service credits shall be made to non-Employee Directors.

     Participant                         Post-1997 Annual Credits
     -----------                         ------------------------
     Barnwell, Jr.                                $  8,795
     Bean                                         $  7,852
     Keziah                                       $ 10,051
     McClure                                      $  7,852
     Quakenbush                                   $  7,852
     Shirley                                      $  8,795
     Stadler                                      $  7,852
     ---------------------------------------------------------
     McGill                                       $ 81,972
     Baker                                        $ 30,789
     Reynolds                                     $ 33,766

     Elective Deferrals. Prior to each Plan Year, each non-Employee Director may elect to defer the receipt of all or part of their future fees (including retainers), and each Executive Officer may elect to defer up to 25% of salary or 100% of bonus compensation. Such elections shall be (i) made on the Deferral Election Form, (ii) prospective only and effective as soon as practicable following their acceptance by the Administrator (unless the Participant designates the next October 1st as the effective date), provided that elections made within 30 days of either the Effective Date, or a Participant's
                                 ------                     --
initial service with the Bank as an Employee or a Director, shall be effective as of the first day of the month following their acceptance by the Administrator, and (iii) irrevocable until the end of the Plan Year in which they are made, except that the Board may permit suspension of a Participant's deferral election in the event of "hardship" within the meaning of Article III.

     Investment Return. Prior to distribution under the terms of the Plan, each Participant's Account shall be credited with a rate of return, on any amounts previously credited, equal to the highest rate of interest paid by the Bank on one-year certificates of deposit. Notwithstanding the foregoing, if the Bank converts to stock form, each Participant may prospectively elect, on the Investment Election Form, between the return of such certificates of deposit and the dividend-adjusted rate of return on the Common Stock.

     Short-swing Profit Rule. If a Participant elects to have his or her deferred amounts invested in the Company's Common Stock fund, the effectiveness of any investment election that the Participant makes shall be deferred until the next following date on which said election would not result in an "opposite way" transaction for purposes of SEC Rule 16b-3. For purposes of this paragraph, an "opposite way" transaction shall be defined as an election that affects a "sale" of the Common Stock by a Participant within six months of an election that affects a "purchase" (and vice versa), whether under this Plan or another plan maintained by the Company or the Bank. This six-month "opposite way" rule will not apply, however, if the Participant elects to receive a distribution in connection with his or her death or termination of employment.

     Vesting. Amounts credited to Participants' Accounts on the Effective Date shall be 60% vested on the Effective Date, with an additional 40% to become vested on September 30, 1998; provided the Participant is then a Director or Employee. Amounts credited to Accounts after the Effective Date shall be fully vested at all times.


                                  ARTICLE III
                   DISTRIBUTION FROM ACCOUNTS; ELECTION FORMS
                   ------------------------------------------

     General Rule.   Account balances shall be paid in five substantially equal annual installments beginning during the first quarter of the calendar year which next follows the calendar year in which the Participant ceases to be a Director or Employee for any reason, with any subsequent payments being made by the last day of the first quarter of each subsequent calendar year until the Participant has received the entire amount of his or her Account. The Participant may elect on his or her Distribution Election Form to receive his or her distribution in cash or Common Stock (to the extent that shares of Common Stock are held in the Trust for the Participant's benefit.) Notwithstanding the foregoing, (i) a Participant may elect on his or her Distribution Election Form to have his or her Account paid in a single lump sum distribution or in annual payments over a period of less than ten years, and (ii) to the extent required under federal banking law, the amounts otherwise payable to a Participant shall be reduced to the extent that on the date of a Participant's termination of employment, such reduction is necessary to avoid subjecting the Bank to liability under Section 280G of the Internal Revenue Code of 1986, as amended.

     Death Benefits. If a Participant dies before receiving all Benefits payable pursuant to the preceding paragraph, then the remaining balance of the Participant's Account shall be distributed in a lump sum to the Participant's designated Beneficiary (or estate, in the absence of a validly named or living Beneficiary) not later than the first day of the second month following the date of the Participant's death; provided that a Participant may specify on the Distribution Election Form a distribution period that effectuates the annual installment payments selected by the Participant (with payments made as though the Participant survived to collect all benefits and retired on the date of his or her death if payments had not previously commenced).

     Hardship. If the Participant or a member of the Participant's immediate family (or a dependent of the Participant) should suffer one or more of the following unforeseen hardships, the Participant may apply to the Board for a withdrawal of all or part of his or her Account:

     (i)  extraordinary medical expenses, or
                                          --

     (ii) other unforeseeable and severe financial hardships that the Bank's Board of Directors may generally recognize.

     The Board shall have sole and complete discretion over whether or not to grant a Participant's request for a hardship withdrawal, provided that (i) the Board shall make its decisions in a uniform and nondiscriminatory manner, and
(ii) the Participant who requests a withdrawal shall abstain from participation in, and voting on, such request. If the Board approves a withdrawal, the Bank shall pay the approved amount to the Participant as soon as practicable, and shall treat said amount as constituting a pro rata reduction in any deemed investment fund for the Participant's Account (unless the Participant's application for a withdrawal specifies its payment from a particular fund).

     Elections. To be effective, a Participant's initial Distribution Election Form must be submitted either (i) more than one year before the date on which
                       ------
the Participant's service as a Director or Employee terminates for any reason,

or (ii) within 30 days of the Plan's Effective Date or the Participant's initial
--
service with the Bank as a Director or an Employee. Distribution elections made pursuant to this Article III shall become irrevocable one year before the Participant first becomes entitled to receive a distribution pursuant to this
Article III. Nevertheless, Beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Participant's lifetime and the Participant may, by submitting an effective superseding Distribution Election Form at any time or from time to time, prospectively change the designated Beneficiary and the manner of payment to a Beneficiary.

                                   ARTICLE IV
                               SOURCE OF BENEFITS
                               ------------------

     General Rule. The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. Benefits shall constitute an unfunded, unsecured promise by the Bank to pay such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Bank. For any fiscal year during which a Trust is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such Trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the date for making such payments.

     Change in Control. In the event of a Change in Control, (i) Participants shall become 100% vested in any amounts credited to their Accounts, and (ii) the Bank shall contribute to the Trust an amount sufficient to provide the Trust with assets having an overall value equivalent to the value of the aggregate Account balances under the Plan.

                                   ARTICLE V
                                   ASSIGNMENT
                                   ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable. Notwithstanding the foregoing, or any other provision of this Plan, a Participant may transfer all or any part of his or her Account, and the rights associated therewith, to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Plan Benefits so transferred may thereafter be transferred only to the Participant who was originally entitled to receive said Benefits or to an individual or trust to whom the Participant could have initially transferred the Benefits pursuant to this Article V. The Benefits, and the rights thereto, which are transferred pursuant to this Article V shall be exercisable by the transferee according to the same terms and conditions as applied to the Participant.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES
                            ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                  ARTICLE VII
                              RIGHTS OF DIRECTORS;
                              --------------------
                  TERMINATION OR SUSPENSION UNDER FEDERAL LAW
                  -------------------------------------------

     The rights of the Participants under this Plan and of their Beneficiaries (if any) shall be solely those of unsecured creditors of the Bank. If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) or
(g)(1)), all obligations of the Bank under this Plan shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Plan shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

     If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Participant from participating in the conduct of the Bank's affairs, the Bank's obligations under this Plan shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                                  ARTICLE VIII
                                 REORGANIZATION
                                 --------------

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this Article VII, without having made adequate provision for the fulfillment of its obligation hereunder.

                                   ARTICLE IX
                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any vested rights of the Participant under the Plan.

                                   ARTICLE X
                                   STATE LAW
                                   ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of North Carolina, except to the extent preempted by federal law. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XI
                                HEADINGS; GENDER
                                ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XII
                           INTERPRETATION OF THE PLAN
                           --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties, unless such decisions are arbitrary and capricious.

                                  ARTICLE XIII
                                   LEGAL FEES
                                   ----------

     In the event any dispute shall arise between a Participant and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Participant to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Participant for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions; provided that the Participant shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Participant shall be paid within ten days of the Participant furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Participant. Any such request for reimbursement by a Participant shall be made no more frequently than at 30 day intervals.

                                  ARTICLE XIV
                                DURATION OF PLAN
                                ----------------

     Unless terminated earlier in accordance with Article IX, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

                                                                     EXHIBIT "A"

                         FIRST STATE SAVINGS BANK, SSB
                           DEFERRED COMPENSATION PLAN
                        _______________________________

                             DEFERRAL ELECTION FORM
                        _______________________________

     AGREEMENT, made this __ day of _______, 199_, by and between _____________ (the "Participant"), and First State Savings Bank, SSB (the "Bank").

     WHEREAS, the Bank has established the First State Savings Bank, SSB Deferred Compensation Plan (the "Plan"), and the Participant is eligible to participate in said Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to defer the receipt of --

     [_] ______% of the Participant's salary and ______% of any cash bonuses awarded in excess of $________ to the Participant.

     [_] ______% of the Participant's annual retainer for services as a director of the Bank, and _______% of any other fees that the Participant receives for services as a director of the Bank.

     2. This election will take effect as soon as practicable hereafter, unless the Participant checks this space _________ thereby designating the next October 1st as this election's effective date.

     3.   This election will continue in force until either the September 30
                                                     ------
following a superseding election by the Participant in a writing sent to the Bank or until the Participant ceases service with the Bank, or until the Plan is
     --                                                     --
terminated by appropriate corporate action, whichever shall first occur.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                     PARTICIPANT

___________________________       ____________________________________________


Witnessed by:                     FIRST STATE SAVINGS BANK, SSB

___________________________       By___________________________________________
                                    A duly authorized Administrator of the Plan

                                                                     EXHIBIT "B"

                         FIRST STATE SAVINGS BANK, SSB
                           DEFERRED COMPENSATION PLAN
                        _______________________________

                           DISTRIBUTION ELECTION FORM
                        _______________________________

      AGREEMENT, made this ____ day of ________, 19__, by and between the undersigned participant (the "Participant") in the First State Savings Bank, SSB Deferred Compensation Plan (the "Plan"), and First State Savings Bank, SSB (the "Bank") with respect to distribution of the Participant's benefits under the Plan.

     NOW THEREFORE, it is mutually agreed as follows:

     1.   Form of Payment Generally.  The Participant, by the execution hereof,
          -------------------------
agrees to participate in the Plan upon the terms and conditions set forth therein, and, in accordance therewith, elects to have his or her Account distributed as follows:

          [_]  in one lump sum payment.

          [_] in substantially equal annual payments over a period of _____ years (no more than 10).

     2.   Form of Payment to Beneficiary. In the event of the Participant's
          ------------------------------
death, his or her Account shall be distributed --

          [_]  in one lump sum payment.

          [_] in accordance with the payment schedule selected in paragraph 1 hereof (with payments made as though the Participant survived to collect all benefits, and as though the Participant terminated service on the date of his or her death, if payments had not already begun).

     3.   Medium of Payment. Any benefits payable to the Participant shall be
          -----------------
paid in --

          [_]  cash only.

          [_] cash and any shares of common stock that are held in the Plan's grantor trust for the Participant's benefit.

     4.   Designation of Beneficiary.  In the event of the Participant's death
          --------------------------
before he or she has collected all of the benefits payable under the Plan, the Participant hereby directs that any survivorship benefits payable under Article III of the Plan be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 4 in the manner elected pursuant to paragraph 2 above:

   a.  Primary Beneficiary.  The Participant hereby designates the person(s)
       -------------------
named below to be his or her primary beneficiary and to receive the balance of any unpaid benefits under the Plan.

   ========================================================================
          Name of                Mailing Address            Percentage of
    Primary Beneficiary                                     Death Benefit
   ------------------------------------------------------------------------

                                                                %
   ------------------------------------------------------------------------

                                                                %
   ========================================================================

   b.  Contingent Beneficiary. In the event that the primary beneficiary or
       ----------------------
beneficiaries named above are not living at the time of the Participant's death, the Participant hereby designates the following person(s) to be his or her contingent beneficiary for purposes of the Plan:

   ========================================================================
          Name of                Mailing Address            Percentage of
    Contingent Beneficiary                                  Death Benefit
   ------------------------------------------------------------------------

                                                                %
   ------------------------------------------------------------------------

                                                                %
   ========================================================================


   5.    Effect of Election. The elections made in paragraphs 1 and 3 hereof
         ------------------
shall become irrevocable one year prior to the Participant's termination of service as a director or employee. The Participant may, by submitting an effective superseding Distribution Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a beneficiary. Such elections shall, however, become irrevocable upon the Participant's death.

   6.    Mutual Commitments.  The Bank agrees to make payment of all amounts
         ------------------
due the Participant in accordance with the terms of the Plan and the elections made by the Participant herein. The Participant agrees to be bound by the terms of the Plan, as in effect on the date hereof or properly amended hereafter.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                        PARTICIPANT

____________________________         _______________________________________
                                     Participant

                                     BANK

Witnessed by:
                                     FIRST STATE SAVINGS BANK, SSB
____________________________

                                     By_____________________________________
                                       A duly authorized Plan Administrator

                                                                     EXHIBIT "C"

                         FIRST STATE SAVINGS BANK, SSB
                          DEFERRED COMPENSATION PLAN

                         _____________________________

                           INVESTMENT ELECTION FORM
                        ______________________________

     WHEREAS, First State Savings Bank, SSB (the "Bank") has established the First State Savings Bank, SSB Deferred Compensation Plan (the "Plan"), and the undersigned participant therein is eligible to make an investment election pursuant to Article II of said Plan.

     NOW THEREFORE, the Participant hereby elects as follows:

     1. The Participant, by the execution hereof, agrees to participate in the Plan upon the terms and conditions set forth therein, and in accordance therewith, directs that any amounts credited to the Participant's account under the Plan will appreciate or depreciate from the effective date hereof as though they were invested as follows:

         ___%  in one-year certificates of deposit of the Bank.

         ___% in shares of the common stock of the Bank or its holding company if one is formed (with credit for a dividend-adjusted rate of return).

     2. The investment election made in the prior paragraph shall be effective on the first day of the next following calendar quarter, and shall remain in effect until the September 30th that immediately follows the Bank's receipt of a properly executed superseding investment election by the Participant.

     IN WITNESS WHEREOF, the Participant has executed this form on the ___ day of ______ 19___.


Witnessed by:                              PARTICIPANT

___________________                        ___________________